[ LETTERHEAD OF DEBEVOISE & PLIMPTON ]


                                                            October 18, 1995


Infinity Broadcasting Corporation
600 Madison Avenue
New York, New York 10022

                     Infinity Broadcasting Corporation
                    Registration Statement on Form S-3
                       (Registration No. 33-62711)
                    -----------------------------------

Ladies and Gentlemen:

           We have acted as special counsel to Infinity Broadcasting Corporation, a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), of a Registration Statement on Form S-3 (Registration No. 33-62711), as amended (the "Registration Statement"), relating to 8,500,000 share of the Company's Class A Common Stock, par value $.002 per share (the "Class A Common Stock"), being offered by the Company and an additional 1,275,000 share of Class A Common Stock solely to cover over-allotments (collectively, the "Shares").
Capitalized terms used but not defined herein are used as defined in the Registration Statement.

           In so acting, we have examined and relied upon the originals, or copies certified or otherwise identified to our satisfaction, of such records, documents, certificates


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and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion set forth below.

           Based upon the foregoing, we are of the opinion that upon issuance, delivery and payment therefor in the manner described in the Registration Statement and in accordance with the terms of the U.S. Purchase Agreement and International Purchase Agreement (the forms of which are filed as Exhibits 1.01 and 1.02 to the Registration Statement, respectively), the Shares will be duly authorized, validly issued, fully paid and non-assessable.

           We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the use of our name under the heading "Legal Matters" in the Prospectuses forming a part thereof. In giving such consent, we do not thereby concede that we are within the category of person whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.


                                           Very truly yours,

                                           /s/ Debevoise & Plimpton